UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2005 (November 14, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation.

Effective November 14, 2005, Chesapeake Energy Corporation (the “Company”) filed a Certificate of Elimination with the Oklahoma Secretary of State retiring 29,285 shares of our 4.125% Cumulative Convertible Preferred Stock, par value $0.01 per share. Such shares of 4.125% Preferred Stock were acquired by the Company as the result of privately negotiated exchange offers to exchange its common stock for the 29,285 shares of 4.125% Preferred Stock. The Certificate of Elimination is attached hereto as Exhibit 3.1.1.

Effective November 14, 2005, the Company also filed a Certificate of Elimination with the Oklahoma Secretary of State retiring 365 shares of 6.00% Cumulative Convertible Preferred Stock, par value $0.01 per share. Such shares of 6.00% Preferred Stock were acquired by the Company as the result of a conversion of the Preferred Stock into the Company’s Common Stock, par value $0.01 per share, by a holder. The Certificate of Elimination is attached hereto as Exhibit 3.1.2.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

3.1.1	Certificate of Elimination- 4.125% Cumulative Convertible Preferred Stock
3.1.2	Certificate of Elimination- 6.00% Cumulative Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	November 15, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

3.1.1	Certificate of Elimination- 4.125% Cumulative Convertible Preferred Stock
3.1.2	Certificate of Elimination- 6.00% Cumulative Convertible Preferred Stock

4